SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2823

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             TUESDAY, APRIL 4, 2000

The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Wyndham Wind Watch, 1717 Vanderbilt Motor Parkway, Hauppauge, New York, on April 4, 2000, at 10:30 a.m., for the following purposes:

1.   The election of three directors to serve a term of three years.

2. To approve the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as independent auditors for the year ending December 31, 2000.

3. To transact such other business as may properly come before the meeting for any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 26, 2000, only shareholders of record at the close of business on February 25, 2000, shall be entitled to notice of and to vote at this meeting.

Dated:March 1, 2000
Smithtown, New York
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               Bradley E. Rock
                                               Chairman of the Board, President
                                               & Chief Executive Officer

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2823

                                 PROXY STATEMENT

                            GENERAL PROXY INFORMATION

     This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, (the "Bancorp") of proxies to be used at the Annual Meeting of
Shareholders of the Bancorp to be held at the Wyndham Wind Watch, 1717 Vanderbilt Motor Parkway, Hauppauge, New York, on April 4, 2000, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown (the "Bank" or "Bank of Smithtown" ) is a wholly-owned subsidiary of the Bancorp. This Proxy Statement is being mailed on or about March 1, 2000, to holders of the Common Shares.

Authorized Shares and Voting Rights

     Holders of record of Common Shares as of the close of business on February 25, 2000 (the "Record Date"), will be entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 806,168 Common Shares outstanding on the Record Date.

Revocability of Proxy

     If the accompanying form of Proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. But if it is not revoked, the shares represented thereby will be voted by the persons designated in each such Proxy.

Financial Statements

     A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1999, has heretofore been mailed to the shareholders.

Matters To Be Voted On At The Meeting

     There are two matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors, and (2) the approval of Albrecht, Viggiano, Zureck & Co., P.C., as the Bancorp's independent auditors for the year ending December 31, 2000.

     It is intended that the shares of stock represented by the accompanying form of Proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals, unless a contrary direction is indicated on the form of Proxy. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of Proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

     With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality, with respect to (1), or the majority, with respect to (2), was obtained.


                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of 9 members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

     All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year, are proposed for re-election for terms expiring in 2003:
Bradley E. Rock, Charles E. Rockwell and Sanford C. Scheman. Sanford C. Scheman was elected to the Board on December 21, 1999, pursuant to Article 2, Section 1, of the Bancorp's By-Laws to fill the unexpired term of Attmore Robinson, Jr., who retired his position on the Board on December 21, 1999, and assumed the role of "Director Emeritus".


                                     TABLE I

                                Date                            Experience and                          Shares of Stock
                            Directorship       Director         Principal Occupation                    Beneficially Owned (2)
Name and Age                Term Expires       Since (1)        During Past 5 Years                        #               %
____________________________________________________________________________________________________________________________________
NOMINEES


Bradley E. Rock, 47            2003             1988            Chairman of the Board, President
                                                                & Chief Executive Officer of the
                                                                Bancorp and the Bank.                     7,138           .88

Charles E. Rockwell, 83        2003             1984            Retired in 1976. Formerly a
                                                                commercial airline captain. Active
                                                                in community non-profit organizations.    8,836          1.09

Sanford C. Scheman, 63         2003             2000            Principal, North Shore Orthopedic
                                                                Surgery & Sports Medicine, PC;
                                                                Chairman of the Board & Executive
                                                                Director of St. James Plaza Nursing
                                                                Facility; President, Copesetic Ventures,
                                                                Inc.; Founding member, National
                                                                Osteoporosis Institute, LLC.             1,000           .12



                            Directorship       Director         Principal Occupation                    Beneficially Owned (2)
Name and Age                Term Expires       Since (1)        During Past 5 Years                        #               %
____________________________________________________________________________________________________________________________________
DIRECTORS CONTINUING IN OFFICE

Patrick A. Given, 55          2001              1989            Real Estate Appraiser and
                                                                Consultant; Given Associates,
                                                                located at 550 Route 111,
                                                                Hauppauge, New York.                     4,225           .52

Edith Hodgkinson, 77          2001              1979            Retired Restaurateur.                   49,400          6.12

Robert W. Scherdel, 45        2001              1996            President & CEO
                                                                Sunrest Health Facilities, Inc.         12,336          1.53

Manny Schwartz, 57            2002              1998            President, Quality Enclosures,
                                                                Inc., located Central Islip, N.Y.
                                                                President, Sarasota Shower Door
                                                                Company, Inc., Quality Powder
                                                                Coating Company, Inc., and MSS
                                                                Properties, located in Sarasota, Fla.    2,250           .27

Barry M. Seigerman, 59        2002              1993            Chairman & Chief Executive
                                                                Officer Seigerman-Mulvey Co., Inc.,
                                                                Insurance Brokers, located at
                                                                45 Research Way, East Setauket,
                                                                New York.  Active in business and
                                                                community non-profit
                                                                organizations.                           2,415           .29

Augusta Kemper, 77            2002              1992            Horticulturist and Owner of Kemper
                                                                Nurseries until retirement in 1985.     49,866          6.18

1) Each director of the Bancorp is also a director of Bank of Smithtown. The dates given are the dates on which the director first served as a director of Bank of Smithtown.
2) These figures include Common Shares owned by family members of directors as to which each of the directors disclaim any beneficial ownership. Mrs.
Hodgkinson's shares include shares held by Bank of Smithtown as Trustee under the Last Will and Testament of Carlyle Hodgkinson. The amount of Common Shares beneficially owned and listed in the table above is provided as of February 25, 2000.

 Board of Directors

     The Board of Directors holds regular monthly meetings. The Board held twelve meetings during 1999. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 1999.

Committees of the Board

     The Board of Directors has established a number of committees to assist it in the discharge of its responsibilities.

     The Audit Committee, consisting of eight directors, had six meetings in 1999. The chairman of the committee during 1999 was Attmore Robinson, Jr. The chairman of the committee currently is Barry M. Seigerman. The committee reviews results of regulatory examinations, internal audits of the independent auditor in conformance with regulations of the New York State Banking Department and the laws of the State of New York. Current members of this committee are Edith Hodgkinson, Augusta Kemper, Charles E. Rockwell, Patrick A. Given, Barry M. Seigerman, Robert Scherdel, Manny Schwartz and Sanford C. Scheman.

     The Compensation Committee, consists of five members. The chairman of the committee during 1999 was Attmore Robinson, Jr. The chairman of the committee currently is Patrick A. Given. This committee makes recommendations to the Board of Directors with respect to the compensation of elected officers. Current members of this committee are Augusta Kemper, Edith Hodgkinson, Patrick A. Given, Barry M. Seigerman and Charles E. Rockwell.

     The Board of Directors does not have a standing nominating committee.

Director Compensation

         Directors of the Bank received a fee of $750 per month for the first five months of 1999. Beginning on June 1, 1999, the Directors received an annual retainer of $10,000 paid on a monthly basis at a rate of $833.33 per month, together with an attendance fee of $200 for each meeting attended. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee prior to May 1, 1996, also received a monthly fee of $300 for committee membership. The total amount of directors' fees paid during 1999 was $107,449.79.

  The Board of Directors recommends a vote FOR the election of all Nominees
                         (Proposal No. 1 on the Proxy)

                        APPROVAL OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     The Audit Committee has recommended that Albrecht, Viggiano, Zureck & Co., P.C., Certified Public Accountants, continue as the independent auditors for the Bank and the Bancorp for 2000. The firm has served as the independent auditors for the Bank and the Bancorp since 1992. Representatives of the firm will be present at the annual meeting to answer questions and are free to make statements during the course of the meeting.

    The Board of Directors recommends a vote FOR the proposal to approve the independent auditors (Proposal No. 2 on the Proxy)

                  EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

 Security Ownership of Certain Beneficial Owners

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 25, 2000.

Name and Address                         Common Shares              Percent
of Beneficial Owner                     Beneficially Owned          of Class
________________________________________________________________________________
Elizabeth Radau                             60,592                    7.51%
43 Edgewood Avenue
Smithtown, New York 11787

Edith Hodgkinson                            49,400                    6.12%
81 Governors Road
Sea Pines Plantation
Hilton Head, South Carolina  29928

Augusta Kemper                              49,866                    6.18%
51 Mills Pond Road
St. James, New York 11780

The following table shows stock ownership as of February 25, 2000, of all directors and officers of the Bancorp and the Bank as a group:

                                    TABLE II


                                       Number of                 Percentage of
                                     Common Shares               Outstanding
                                    Beneficially Owned           Common Shares
                                       (Note 1)
________________________________________________________________________________
Patrick A. Given ...................       4,255                       .52
Anita M. Florek ....................       2,026                       .25
Edith Hodgkinson ...................      49,400                      6.12
Robert W. Scherdel .................      12,336                      1.53
Manny Schwartz .....................       2,250                       .27
Barry M. Seigerman .................       2,415                       .29
Augusta Kemper .....................      49,866                      6.18
Sanford C. Scheman .................       1,000                       .12
Bradley E. Rock ....................       7,138                       .88
Charles E. Rockwell ................       8,836                      1.09
Thomas J. Stevens ..................       1,792                       .22
Robert J. Anrig ....................       1,000                       .12

Eleven directors and executive officers  159,810                     19.67
of the Bancorp and the Bank as a group

Note 1 - Includes Common Shares owned by family members of directors as to which the directors disclaim any interest.

Material Proceedings

     There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

Executive Officers

     The following table sets forth information as to each executive officers of the Bancorp and the Bank as of February, 2000.

                                   TABLE III


Name              Age         Position
____________________________________________________________________________________________________________________________________

Bradley E. Rock    47        Chairman of the Board, President & Chief Executive Officer of Bancorp since January  1992.
                             President of Bancorp and the Bank October 1990 to January  1992.
                             irector of Bancorp and the Bank since 1988.
____________________________________________________________________________________________________________________________________

Anita M. Florek    49        Executive Vice President & Chief Financial Officer of the Bank since January 1993.
                             Executive Vice President & Treasurer of the Bancorp since January 1993.
                             Senior Vice President & Comptroller of the Bank March 1989 to January 1993.
                             Treasurer of Bancorp January 1991 to January 1992.

____________________________________________________________________________________________________________________________________

Thomas J. Stevens  41        Executive Vice President & Chief Lending Officer of the Bank since July 1997.
                             Senior Vice President & Commercial Loan Officer of the Bank February 1997 to July 1997.
                             Vice President & Commercial Loan Officer May 1994 to February 1997.

____________________________________________________________________________________________________________________________________

Robert J. Anrig   51         Executive Vice President & Chief Loan Officer of the Bank since  April 1998.
                             First Vice President Lending of Home Federal Savings Bank from May 1992 to April 1998.
____________________________________________________________________________________________________________________________________

Executive Compensation

The table appearing below sets forth all compensation paid in 1999 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                    TABLE IV
                           Summary Compensation Table

Name and Principal Position     Year    Salary      Incentive         Other
                                                   Compensation    Compensation
                                                                      (1) (2)
________________________________________________________________________________
Bradley E. Rock                 1997   $212,000.00  $  38,000.00     $25,373.42
Chairman, President & CEO       1998   $223,741.38  $ 105,665.52     $28,523.15
of the Bancorp and the Bank     1999   $238,824.62  $ 120,065.00     $26,889.19
________________________________________________________________________________
Anita M. Florek                 1997   $108,120.00  $  14,000.00     $12,687.42
Executive Vice President        1998   $121,702.70  $  26,416.38     $14,087.42
of the Bancorp and the Bank     1999   $130,769.28  $  30,016.28     $15,142.40

Name and Principal Position     Year    Salary      Incentive         Other
                                                   Compensation    Compensation
                                                                      (1) (2)
________________________________________________________________________________

Thomas J. Stevens               1997   $ 88,538.34  $  13,332.11     $ 9,525.43
Executive Vice President        1998   $105,538.38  $  35,723.19     $12,483.48
of the Bank                     1999   $110,892.32  $  40,594.16     $13,785.21
________________________________________________________________________________
Robert Anrig                    1997         - 0 -         - 0 -          - 0 -
Executive Vice President        1998   $ 91,826.88         - 0 -          - 0 -
of the Bank                     1999   $130,769.30  $  31,474.42     $12,443.83

(1) These amounts include a monthly director's fee of $750 for the first five months of 1999. Beginning June 1, 1999, Mr. Rock received an annual retainer of $10,000 paid on a monthly basis at a rate of $833.33 per month, as Chairman of the Board of Directors. Mr. Rock does not receive any additional fees or any additional compensation for participation on any of the board's committees. These amounts also include employer matching contributions paid in connection with the Bank's 401(k) plan, amounts accrued during 1999 under the ESOP and premiums paid on behalf of the officers for a group term life insurance policy.

(2) Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in the aggregate for any of such persons.

Certain Transactions

         Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

     No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 1999, through December 31, 1999.

     Outside of normal customer relationships, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

                                  PENSION PLAN

     The Employee Stock Ownership Plan ( the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant's allocation is the total employer contribution multiplied by the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 2001 Annual Meeting must be received by the Secretary of the Board of Directors by November 2, 2000, to be included in the proxy statement.

                                 OTHER BUSINESS

     So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.


Dated: March 1, 2000

                                               SMITHTOWN BANCORP

                                               Bradley E. Rock
                                               Chairman of the Board, President
                                               & Chief Executive Officer

                           THIS PROXY IS SOLICITED BY
                  BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             Tuesday, April 4, 2000

     The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints David Long, Doris Masters and Albert Brayson III or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on February 25, 2000, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Wyndham Wind Watch, 1717 Vanderbilt Motor Parkway, Hauppauge, New York, on April 4, 2000, at 10:30 a.m., or any adjournment thereof.


     1. ELECTION OF Bradley E. Rock, Charles E. Rockwell, and Sanford C. Scheman, as Directors

          For ALL NOMINEES.       The Board recommends a vote FOR All Nominees
          Against ALL NOMINEES.
          For ALL NOMINEES EXCEPT           ____________________________________
          (i.e. authority is withheld from) ____________________________________

2.       APPROVAL OF INDEPENDENT AUDITORS

         For proposal             The Board recommends a vote FOR Proposal No 2.
         Against Proposal
         Abstain

     3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.


Unless otherwise specified, this Proxy will be voted for the election of the nominated directors, in favor of the other proposals and in the discretion of the persons in whose favor this proxy is granted, upon matters that may properly come before the meeting.


Dated:_____________________, 2000
       (Please insert date)                       __________________________L.S.
                                                  Signature of Shareholder

                                                  __________________________L.S.
                                                  Signature if Held Jointly


_______Please check if you plan to attend the meeting on April 4, 2000, at Wyndham Wind Watch.


             This Proxy should be returned in the enclosed envelope.